 Exhibit 16.1

MICHAEL T. STUDER CPA P.C.

111 West Sunrise Highway, Second Floor East

Freeport, N.Y. 11520

Phone: (516) 378-1000

Fax: (516) 546-6220

October 9, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 9, 2018 of Edgar Express, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Michael T. Studer
Michael T. Studer
President

cc: Edgar Express, Inc.